EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Moog Inc. Retirement Savings Plan of our reports dated November 16, 2015, with respect to the consolidated financial statements and schedule of Moog Inc. and the effectiveness of internal control over financial reporting of Moog Inc. included in its Annual Report (Form 10-K) for the year ended October 3, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Buffalo, New York
August 30, 2016